NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
GENERAL INFORMATION
ELECTION OF DIRECTORS
NOMINEES FOR ELECTION
CONTINUING DIRECTORS
DIRECTOR COMMITTEES AND MEETINGS
FAMILY RELATIONSHIPS
TRANSACTIONS WITH DIRECTORS
DIRECTOR COMPENSATION
MANAGEMENT OWNERSHIP OF SHARES
BENEFICIAL OWNERSHIP TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER OWNERSHIP OF SHARES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN 1999
STOCK OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES
PENSION BENEFITS
OTHER COMPENSATION ARRANGEMENTS
APPROVAL OF AMENDMENTS TO THE COMPANY’S REGULATIONS
APPROVAL OF STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
RATIFICATION OF INDEPENDENT AUDITORS
OTHER MATTERS

SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[X] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement [ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

Lincoln Electric Holdings, Inc.

(Name of Registrant as Specified in its Charter)

XXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXX
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

      (2) Form, Schedule or Registration Statement No.:

      (3) Filing Party:

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[LINCOLN ELECTRIC LOGO]

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc., which will be held at 2:00 p.m. on May 2, 2000 at the Wellington Center in Highland Heights, Ohio. A map showing the location of the Annual Meeting is printed on the outside back cover of the Proxy Statement.

      Enclosed with this letter are the Annual Meeting Notice, Proxy Statement, proxy card (or voting direction form for participants in the Employee Savings Plan) and an envelope in which to return the proxy card/voting direction form. Also enclosed is a copy of the Annual Report. The Annual Report and Proxy Statement contain important information about the Company, its Board of Directors and its executive officers. Please read these documents carefully.

      Whether or not you plan to attend the Annual Meeting, we recommend that you mark, date, sign and return the proxy card/voting direction form at your earliest convenience. If you do plan to attend the meeting, please fill in the attendance box on the enclosed proxy card/voting direction form.

      We look forward to seeing you at the Annual Meeting and ask your continuing support for the growth of the Company.

Sincerely,

/s/ Anthony A. Massaro
Anthony A. Massaro
Chairman, President and Chief Executive Officer
Lincoln Electric Holdings, Inc.

March 24, 2000

Notice of Annual Meeting of Shareholders	1

General Information	2

Election of Directors	4

Nominees for Election	5

Continuing Directors	6

Director Committees and Meetings	8

Family Relationships	10

Transactions with Directors	10

Director Compensation	10

Management Ownership of Shares	12

Beneficial Ownership Table	12

Section 16(a) Beneficial Ownership Reporting Compliance	14

Other Ownership of Shares	14

Compensation Committee Report on Executive Compensation	15

Stock Performance Graph	17

Summary Compensation Table	18

Stock Option Grants in 1999	19

Stock Option Exercises in 1999 and Year-End Option Values	19

Pension Benefits	20

Other Compensation Arrangements	21

Approval of Amendments to the Company’s Regulations	22

Approval of Stock Option Plan for Non-Employee Directors	23

Ratification of Independent Auditors	25

Other Matters	26

[LINCOLN ELECTRIC LOGO]

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS

      The Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc. will be held at 2:00 p.m. on Tuesday, May 2, 2000 at the Wellington Center, 777 Alpha Drive, Highland Heights, Ohio. Shareholders will be asked to vote on the following items:

(1)	Election of four Directors: David C. Lincoln, Henry L. Meyer III, Frank L. Steingass and John M. Stropki, Jr., each for a term of three years ending in the year 2003;

(2)	Approval of amendments to the following provisions of the Company’s Regulations:

•	Article II, Paragraph 3 – to permit notice of shareholder meetings to be given by any means allowed by Ohio law;

•	Article II, Paragraph 5 — to permit proxies to be voted by any means allowed by Ohio law; and

•	Article VI, Paragraph 1 — to permit the Directors to create Committees as allowed by Ohio law.

(3)	Approval of a Stock Option Plan for Non-Employee Directors;

(4)	Ratification of the Directors’ appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2000; and

(5)	Any other business properly brought before the meeting.

      Shareholders of record at the close of business on March 20, 2000 are entitled to vote.

Frederick G. Stueber
Senior Vice President,
General Counsel and Secretary

March 24, 2000

Your vote is very important. Be sure that your shares are represented. Whether or not you plan to attend the Annual Meeting, we recommend that you mark, date, sign and return promptly the enclosed proxy card/voting direction form in the envelope provided.

If your shares are not registered in your own name and you would like to attend the Annual Meeting, please bring evidence of your share ownership with you to the meeting. You should be able to obtain evidence of your share ownership from the broker, trustee, bank or other nominee that holds the shares on your behalf.

GENERAL INFORMATION

Who Is Soliciting Proxies and Why?

      The enclosed proxy is being solicited by the Directors of the Company, and the Company will pay the cost of the solicitation. In addition, certain officers and other employees of the Company may, by telephone, telegram, letter or personal interview, request the return of proxies.

      If your shares are held in your name, in order to votes your shares you must either attend the Annual Meeting and vote in person or appoint a proxy to vote on your behalf. Because the Directors of the Company realize that it would be highly unlikely that all shareholders would be able to attend the Annual Meeting, the Directors recommend that you appoint a proxy to vote on your behalf, as indicated on the accompanying proxy card.

Who Can Vote?

      Record holders of the common stock of Lincoln Electric Holdings, Inc. (“Lincoln Common”) as of the close of business on March 20, 2000 are entitled to vote at the Annual Meeting. On that date,                 shares of Lincoln Common were outstanding. Each share is entitled to one vote on each matter brought before the Annual Meeting.

What is Being Voted On?

      You are being asked to vote on four items:

(1)	Election of four Directors for terms ending in the year 2003;

(2)	Approval of amendments to the following provisions of the Company’s Regulations:

•	Article II, Paragraph 3 — to permit notice of shareholder meetings to be given by any means allowed by Ohio law;

•	Article II, Paragraph 5 — to permit proxies to be voted by any means allowed by Ohio law; and

•	Article VI, Paragraph 1 — to permit the Directors to create Committees as allowed by Ohio law.

(3)	Approval of a Stock Option Plan for Non-Employee Directors; and

(4)	Ratification of the Directors’ appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2000.

The Directors do not know of any other matters that are to be presented at the meeting. If any other matter requiring a vote properly comes before the meeting, the holders of the proxies will vote your shares on that matter, as well.

How Do I Vote?

      Registered Holders. If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, please mark, sign and date your proxy card and return it to the Company. A postage-paid envelope is provided. If you do not indicate your voting preferences on your returned proxy card, your shares will be voted FOR Items 1, 2, 3 and 4.

      Participants in the Plan. If you participate in the Employee Savings Plan, the Plan’s independent trustee, Key Trust Company of Ohio, will vote your Plan shares according to your voting directions or, if you do not give directions on your returned voting direction form, as recommended by the Board of Directors. If you do not return the voting direction form, the Trustee may not vote your shares.

      Broker Shares. If your shares are held by a bank, broker or other holder of record, that entity will give you separate voting instructions.

May I Change My Vote?

      If your shares are registered in your name, you may change your proxy vote in any one of the following three ways:

(1)	by sending a written notice to the Company stating that you want to change your proxy vote;

(2)	by submitting a properly signed proxy with a later date; or

(3)	by voting in person at the Annual Meeting. NOTE: If you plan to attend the Annual Meeting, please fill in the attendance box on the enclosed proxy card.

      If you are a beneficial shareholder only, that is if your shares are not registered in your name but are held by a bank, broker, trustee, or some other nominee, you will have to check with your bank, broker, trustee or other nominee to determine how to change your vote. Also note, that if you plan to attend the meeting, you will not be able to vote in person at the meeting any of your shares held by a nominee unless you have a valid proxy from the nominee.

How Are the Votes Counted?

      At the Annual Meeting, shareholder votes will be tabulated by an independent inspector of elections for the meeting. All properly signed proxies will be counted to determine whether or not a quorum is present at the meeting. Votes for the Director nominees that are marked “withhold” will not be counted in determining the election of Directors. Votes on Items 2, 3 and 4 that are marked “abstain” and broker non-votes will have the effect of votes AGAINST amendment of the Company’s Regulations, approval of the Non-Employee Directors’ Stock Option Plan and ratification of the auditors.

What Are Broker Non-Votes?

      A broker non-vote occurs when a broker submits a returned voting direction form that does not indicate a vote for one or more items because the beneficial holder of the shares failed to give the broker voting instructions, and the broker does not have discretionary authority to vote on those items in the absence of the voting instructions.

When Are Year 2001 Shareholder Proposals Due?

      In order to be included in next year’s Proxy Statement, a shareholder proposal must be submitted in writing to the Secretary of the Company at Lincoln Electric Holdings, Inc., 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199 by December   , 2000. If any shareholder proposal is submitted after February   , 2001, the Board of Directors will be allowed to use its discretionary voting authority when the proposal is raised at the 2001 Annual Meeting of Shareholders, without any discussion of the matter in the Proxy Statement.

May I Submit a Nomination for Director?

      If you are a shareholder entitled to vote at an annual meeting, you may nominate one or more persons for election as Director of the Company at that meeting. The Company’s Regulations require that you do this by sending a written notice to the Secretary of the Company at Lincoln Electric Holdings, Inc., 22801 St. Clair Avenue, Cleveland, Ohio 44117-1199. The notice must include certain information about you as a shareholder of the Company and about the person you intend to nominate, including a statement about the person’s willingness to serve, if elected. This written notice must be received in the Secretary’s Office at least 80 days before the annual meeting at which the nomination is to be made. For complete details, contact the Secretary of the Company.

How Do I Contact the Company?

      For general information, shareholders may contact the Company at the following address:

Lincoln Electric Holdings, Inc.
22801 St. Clair Avenue
Cleveland, Ohio 44117-1199
Attention: Roy Morrow, Director, Corporate Relations

      Throughout the year, you may visit our Web site at http://www.lincolnelectric.com for information about current developments at the Company.

ELECTION OF DIRECTORS

Item No. 1

      The Company’s Regulations provide for three classes of Directors whose terms expire in different years. The number of Directors to be elected at this Annual Meeting has been fixed at four. All of the nominees are to be elected to the Class of 2003, the expiration of their term. Unless otherwise directed, shares represented by proxy will be voted in favor of electing the following:

Class of 2003. David C. Lincoln, Henry L. Meyer III, Frank L. Steingass and John M. Stropki, Jr., all of whom have been elected previously by the shareholders.

If any of the nominees is unable to stand for election, the Board may provide for a lesser number of nominees or designate a substitute. In the latter event, shares represented by proxies may be voted for the substitute. We have no reason to believe that any of the nominees will be unable to stand for election.

      Thomas A. Corcoran, who is not a nominee for election at this Annual Meeting, has tendered his resignation as a Director of the Company, effective as of the Annual Meeting. Mr. Corcoran’s new responsibilities at Allegheny Technologies precludes his continuing to serve on the Lincoln Board. There are no immediate plans to replace Mr. Corcoran.

DIRECTORS’ BIOGRAPHIES

      The following table sets forth biographical information about the Director nominees and the Directors whose terms of office will continue after this Annual Meeting. Except as otherwise indicated, each of the Director nominees and continuing Directors has held the occupation listed below for more than five years.

NOMINEES FOR ELECTION

David C. Lincoln

Age:	74

Director Class Year/Service:	2000; standing for reelection at this Annual Meeting; Director since 1958

Recent Business Experience:	Mr. Lincoln is President and Manager of Arizona Oxides LLC, Manager of JDL & Company LLC and President of Vika Corporation. He is the former Chairman of Lincoln Laser Co.

Other Directorships:	None

Henry L. Meyer III

Age:	50

Director Class Year/Service:	2000; standing for reelection at this Annual Meeting; Director since 1994

Recent Business Experience:	Mr. Meyer is President and Chief Operating Officer of KeyCorp. He has been President since 1997 and Chief Operating Officer since 1995. Mr. Meyer is also Chairman, President and Chief Executive Officer of KeyBank National Association, a subsidiary of KeyCorp.

Other Directorships:	KeyCorp

Frank L. Steingass

Age:	60

Director Class Year/Service:	2000; standing for reelection at this Annual Meeting; Director since 1971

Recent Business Experience:	Mr. Steingass is President of Buehler/ Steingass, Inc.

Other Directorships:	None

John M. Stropki, Jr.

Age:	49

Director Class Year/Service:	2000; standing for reelection at this Annual Meeting; Director since 1998

Recent Business Experience:	Mr. Stropki is Executive Vice President of the Company and President, North America, positions to which he was elected in May 1996. From December 1994 to May 1996, Mr. Stropki served as Senior Vice President, Sales.

Other Directorships:	None

CONTINUING DIRECTORS

Ursula M. Burns

Age:	41

Director Class Year/Service:	2001; Director since 1999

Recent Business Experience:	Ms. Burns is Vice President, Worldwide Manufacturing, Corporate Strategic Services of Xerox Corporation, a position she has held since 1999. From 1997 to 1999, she was Vice President and General Manager of the Departmental Business Unit of Xerox, where she was responsible for all aspects of Xerox’s worldwide mid-range analog and digital copier business. From 1995 to 1997, Ms. Burns held the position Vice President and General Manager of the Xerox Workgroup Copier Business Unit. She has been with Xerox in various capacities since 1982.

Other Directorships:	Hunt Corporation and PQ Corporation

Harry Carlson

Age:	65

Director Class Year/Service:	2002; Director since 1973

Recent Business Experience:	Mr. Carlson is former Vice Chairman of the Company, a position he held from 1987 until his retirement in 1995.

Other Directorships:	None

David H. Gunning

Age:	57

Director Class Year/Service:	2002; Director since 1987

Recent Business Experience:	Mr. Gunning serves as the Principal of Encinitos Ventures, a position he has held since 1997. He served as Chairman, President and Chief Executive Officer of Capitol American Financial Corp. from 1993 until its sale in early 1997.

Other Directorships:	None

Edward E. Hood, Jr.

Age:	69

Director Class Year/Service:	2002; Director since 1993

Recent Business Experience:	Mr. Hood is former Vice Chairman of the Board and Executive Officer of The General Electric Company, a position he held from 1979 until his retirement in 1993.

Other Directorships:	Lockheed Martin Corporation and Gerber Scientific Inc.

CONTINUING DIRECTORS

Paul E. Lego

Age:	69

Director Class Year/Service:	2002; Director since 1993

Recent Business Experience:	Mr. Lego is President of Intelligent Enterprises, Inc., a position he has held since 1993. He has also been a Principal of Orlimar Golf Company since 1998. He was formerly Chairman and Chief Executive Officer of Westinghouse Electric Corporation until his retirement in 1993.

Other Directorships:	Commonwealth Industries, Inc., Dominion Resources, Inc., Orlimar Golf Company and USX Corporation

G. Russell Lincoln

Age:	53

Director Class Year/Service:	2001; Director since 1989

Recent Business Experience:	Mr. Lincoln is President of N.A.S.T. Inc., a position he has held since 1996. From 1984 to 1996, he served as Chairman of the Board and Chief Executive Officer of Algan, Inc.

Other Directorships:	None

Kathryn Jo Lincoln

Age:	45

Director Class Year/Service:	2001; Director since 1995

Recent Business Experience:	Ms. Lincoln is Chairman of The Lincoln Institute of Land Policy and President of The Lincoln Foundation, Inc.

Other Directorships:	None

Anthony A. Massaro

Age:	56

Director Class Year/Service:	2001; Director since 1996

Recent Business Experience:	Mr. Massaro is Chairman, President and Chief Executive Officer of the Company. He was elected President and Chief Executive Officer in 1996 and Chairman in 1997. From April 1 through October 31, 1996, Mr. Massaro served as President and Chief Operating Officer of the Company. From September 1995 through March 31, 1996, he served as Executive Vice President of the Company, directing international operations. Prior to that time, he was President and Chief Executive Officer of Lincoln Electric Europe. Mr. Massaro joined the Company in August 1993.

Other Directorships:	Cleveland-Cliffs Inc., Commercial Metals Company and Thomas Industries, Inc.

DIRECTOR COMMITTEES AND MEETINGS

Audit Committee

Members:	David H. Gunning (Chair), Ursula M. Burns, Harry Carlson, Thomas A. Corcoran, Kathryn Jo Lincoln and Frank L. Steingass

Number of 1999 Meetings:	Four

Principal Responsibilities:	- recommends engagement of the independent auditors
- reviews the arrangement and scope of the audit
- reviews the financial statements and performance of the independent auditors
- reviews the activities and recommendations of the Company’s internal auditors
- considers comments made by the independent auditors with respect to the Company’s system of internal accounting control
- reviews internal accounting procedures and controls with the Company’s financial and accounting staff; and
- reviews non-audit services provided by the Company’s independent auditors

Compensation and Executive Development Committee

Members:	Edward E. Hood, Jr. (Chair), Thomas A. Corcoran, Paul E. Lego, David C. Lincoln and G. Russell Lincoln

Number of 1999 Meetings:	Seven

Principal Responsibilities:	- reviews and establishes total compensation of the Chief Executive Officer and the other Executive Officers
- annually assesses the performance of the Chief Executive Officer
- monitors the Company’s key management resources, structure, succession planning, development and selection processes and the performance of key executives
- reviews and recommends to the Board new or amended executive compensation plans
- reviews and recommends to the Board the appointment and removal of elected officers of the Company
- administers the Company’s employee stock and incentive plans and reviews and makes recommendations to the Board concerning all employee benefit plans

Nominating and Corporate Governance Committee

Members:	Henry L. Meyer III (Chair), David H. Gunning, David C. Lincoln, Kathryn Jo Lincoln and Frank L. Steingass

Number of 1999 Meetings:	Six

Principal Responsibilities:	- establishes criteria and procedures for qualification and selection of candidates for Board membership, including nominations from shareholders
- establishes criteria and procedures for determining whether incumbent Directors should be recommended for reelection
- evaluates and recommends to the Board candidates to be included in the annual proxy materials
- identifies and recommends candidates to fill Board vacancies
- assists in attracting qualified members to the Board
- reviews Director compensation, benefits and expense reimbursement plans and programs and makes recommendations to the Board
- establishes policies with respect to the composition, organization and practices of the Board
- periodically reviews the quality, sufficiency and timeliness of information furnished to the Board
- reviews external developments in corporate governance matters and makes recommendations to the Board
- reviews and reports to the Board on the effectiveness of the Company’s policies with respect to ethical compliance and community service

Finance Committee

Members:	Paul E. Lego (Chair), Ursula M. Burns, Harry Carlson, Edward E. Hood, Jr., G. Russell Lincoln, Henry L. Meyer III and John M. Stropki, Jr.

Number of 1999 Meetings:	Six

Principal Responsibilities:	Deliberations of the Committee result in
- a report to the Board of Directors accompanied by any recommendations the Committee deems appropriate
- interaction with management on matters under the purview of the Committee
- discussions with management on changes in such matters which, if appropriate, are reported to the Board of Directors

      Your Board met seven times in 1999. Each Director attended at least 75 percent of the total number of meetings of Directors and meetings of committees on which he or she served, with the exception of Ursula M. Burns and Thomas A. Corcoran.

FAMILY RELATIONSHIPS

      Our business was founded by John C. Lincoln and managed for many years by his brother, James F. Lincoln. David C. Lincoln is the son of John C. Lincoln and the father of Kathryn Jo Lincoln. G. Russell Lincoln and Frank L. Steingass are the grandsons of James F. Lincoln and first cousins. Harry Carlson is married to a granddaughter of James F. Lincoln and is therefore related to Frank L. Steingass and G. Russell Lincoln as a first cousin by marriage.

TRANSACTIONS WITH DIRECTORS

      Buehler/Steingass, Inc., of which Frank L. Steingass, one of our Directors, is President and a principal shareholder, received approximately $382,749 for printing catalogs and other materials for the Company during 1999. It is anticipated that Buehler/ Steingass, Inc. will continue to provide printing services to the Company in 2000 on miscellaneous matters.

      Henry L. Meyer III, also one of our Directors, is President and Chief Operating Officer of KeyCorp and Chairman, President and Chief Executive Officer of KeyBank National Association, a subsidiary of KeyCorp. KeyBank serves as the agent bank for the Company’s $200 million credit agreement, a principal credit facility of the Company in which nine institutions participate. KeyBank has made the largest commitment thereunder, in the amount of $67.5 million. KeyBank has provided other credit facilities to or on behalf of the Company in the aggregate amount of approximately $10 million.

      All of the transactions reported above were carried out in the ordinary course of business, upon terms no less favorable to the Company than would apply to similar transactions with unrelated companies.

DIRECTOR COMPENSATION

      General. An employee of the Company who also serves as a Director does not receive any additional compensation for serving as a Director or as a member or chair of a committee.

      1999 Director Compensation Package. During 1999, the Directors’ compensation package for non-employee Directors was based on the following principles:

•	that a significant portion of Director compensation should be aligned with creating and sustaining shareholder value;

•	that Directors should hold a significant number of shares of Lincoln Common; and

•	that total compensation should be structured to attract and retain a diverse and truly superior Board of Directors.

      With those principles in mind, the package was comprised of the following components:

•	a two-part base annual retainer consisting of $10,000 in cash plus $10,000 worth of restricted stock awarded under the Non-Employee Directors’ Restricted Stock Plan. These shares vest at the earlier of three years, death or retirement from the Board of Directors. Under the Plan, in January 1999 the Company issued 450 shares of Lincoln Common to each of the then current non-employee Directors. Ms. Burns and Mr. Corcoran received 412 shares and 262 shares of Lincoln Common, respectively, following their respective elections as Directors of the Company;

•	an annual retainer of $2,000 for each Committee chair;

•	an annual retainer of $2,000 for each Committee member;

•	Board meeting fees of $1,000 for each meeting attended; and

•	Committee meeting fees of $800 for each meeting attended.

      Non-Employee Directors’ Deferred Compensation Plan. Adopted in 1995, this Plan allows the non-employee Directors to defer payment of all or a portion of their annual cash compensation. This Plan allows the Director to:

•	elect to defer a specified dollar amount or a percentage of the cash compensation;

•	have the deferred amount credited to the Director’s account and deemed invested in either an obligation of the Company adjusted in accordance with the return of Standard & Poor’s 500 Composite Stock Index and/or an obligation of the Company earning interest at a rate equal to the Moody’s Corporate Average Bond Index; and

•	elect to begin payment of the deferred amounts as of the earlier of termination of services as a Director, death or a date not less than two years after such fees are initially deferred.

As of December 31, 1999, two Directors had elected to defer their cash compensation pursuant to this Plan.

      Directors’ Charitable Award Program. Upon the death of a participating Director, the Company will donate an aggregate of $500,000 (in 10 annual installments) to one or more charitable organizations recommended by the participating Director and approved by the Company. This Program is funded through insurance policies on the lives of the participating Directors.

•	Five years of service as a Director are required to vest benefits under the Program.

•	In 1999, the Company paid $250,656 in premiums on current insurance policies.

•	All charitable deductions and the cash surrender value of the policies accrue solely to the Company; the Directors derive no financial benefit.

All non-employee Directors, other than Ursula M. Burns, Thomas A. Corcoran, David C. Lincoln, Henry L. Meyer III and Frank L. Steingass, currently participate in the Program.

      2000 Director Compensation Package. In February 2000, the Directors modified the Directors’ compensation package for non-employee Directors. These changes were made to simplify the compensation paid and to keep the compensation package competitive with director compensation offered by other companies. The changes will allow the Company to continue to attract highly qualified individuals to serve as Directors of the Company. The non-employee Directors’ compensation package continues to be based on the principles discussed above. The new non-employee Directors’ compensation includes the following components:

•	a two-part base annual retainer consisting of $24,000 in cash plus an award of stock options to be granted pursuant to a proposed Non-Employee Directors’ Stock Option Plan that is being submitted to shareholders for approval at this Annual Meeting. See page 23 for a discussion of this Plan. If approved, the Non-Employee Directors’ Stock Option Plan will replace the Non-Employee Directors’ Restricted Stock Plan, and the latter Plan will be terminated;

•	an annual retainer of $2,000 for each Committee chair;

•	an annual retainer of $2,000 for each Committee member;

•	Board meeting fees of $1,000 for each meeting attended; and

•	Committee meeting fees of $1,000 for each meeting attended, an increase of $200.

The cash compensation changes have been implemented for 2000, with the exception that the cash portion of the base annual retainer will increase to only $14,000 rather than $24,000 because the non-employee Directors received restricted shares valued at $10,000 in January 2000 under the Non-Employee Directors’ Restricted Stock Plan. All other components of the 1999 Director Compensation Package described above remain in effect in 2000.

MANAGEMENT OWNERSHIP OF SHARES

      The following table sets forth certain information regarding ownership of the Company’s equity securities as of February 29, 2000 by the Directors, Director nominees, each of the Company’s Executive Officers named in the “Summary Compensation Table” on page 18 and all Directors and Executive Officers as a group. Except as otherwise indicated, voting and investment power with respect to shares reported in this table are not shared with others.

BENEFICIAL OWNERSHIP TABLE

	Number of
	Common Shares
Non-Employee Directors	Beneficially
and Director Nominees	Owned (1)(2)		Percent

Ursula M. Burns	897		*
Harry Carlson	302,400	(3)	*
Thomas A. Corcoran	747		*
David H. Gunning	8,771		*
Edward E. Hood, Jr.	7,559		*
Paul E. Lego	9,559		*
David C. Lincoln	6,334,925	(4)	14.55%
G. Russell Lincoln	273,853	(5)	*
Kathryn Jo Lincoln	2,258,184	(6)	5.19%
Henry L. Meyer III	9,559	(7)	*
Frank L. Steingass	428,517	(8)	*

Named Executive Officers

Anthony A. Massaro	169,963	(9)	*
John M. Stropki, Jr.	91,682	(10)	*
H. Jay Elliott	73,676	(11)	*
Frederick G. Stueber	41,152	(12)	*
William J. Twyble	11,748	(13)	*

All Directors and Executive Officers as a group (18 persons)	7,837,255	(14)	18.01%

*	Indicates less than 1%

(1)	Reported in compliance with the beneficial ownership rules of the Securities and Exchange Commission, under which a person is deemed to be the beneficial owner of a security, for these purposes, if he or she has or shares voting power or investment power over the security or has the right to acquire the security within 60 days of February 29, 2000.

(2)	Includes Common Shares subject to forfeiture and restrictions on transfer issued pursuant to the Company’s Non-Employee Directors’ Restricted Stock Plan

(3)	Of the 302,400 shares reported, Mr. Carlson held of record 150,164 shares. Of the remaining 152,236 shares, 144,224 shares were held of record by his spouse, and 8,012 shares were held of record by a trust under which his spouse shares investment and voting power. Mr. Carlson disclaims beneficial ownership of the shares held of record by his spouse and under the trust referenced in the preceding sentence.

(4)	Of the 6,334,925 shares reported, David C. Lincoln and his wife held of record an aggregate of 1,478,297 shares. The remaining 4,856,628 shares were held of record as follows: 2,216,244 shares by The Lincoln Foundation, Inc., of which Mr. Lincoln is a trustee; 502,804 shares by a trust for which Mr. Lincoln serves as a trustee and in which he has a lifetime interest; 502,804 shares by a trust for which Mr. Lincoln serves as a trustee and in which his sister has a lifetime interest;

1,383,300 shares by LFM, Inc. a corporation of which Mr. Lincoln is a director; 80,000 shares by a trust of which Mr. Lincoln is a trustee, for the benefit of his nephew; 34,776 shares by two trusts for which Mr. Lincoln is a co-trustee, for the benefit of his nieces; 16,700 shares by The Lincoln Health Foundation, a non-profit corporation of which Mr. Lincoln is a director; and 120,000 shares by The Lincoln Fund, a Lincoln family partnership of which Mr. Lincoln is Managing Director. Mr. Lincoln shares investment and voting power with respect to the shares owned by The Lincoln Foundation, Inc. with his daughter, Kathryn Jo Lincoln. Mr. Lincoln shares investment and voting power with respect to the shares owned by The Lincoln Health Foundation with his son James Lincoln, and other non-family members. Mr. Lincoln disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein, if any.

(5)	Of the 273,853 shares reported, G. Russell Lincoln held of record 214,292 shares. An additional 514 shares were held of record by his spouse. Of the remaining 59,047 shares, 24,287 shares were held of record by three trusts, as to each of which Mr. Lincoln is a trustee, for the benefit of his minor children. Mr. Lincoln is also a trustee of 34,760 shares for the Laura R. Heath Family Trust. Mr. Lincoln disclaims beneficial ownership of the shares held by his spouse and the trusts.

(6)	Of the 2,258,184 shares reported, Ms. Lincoln held of record 40,440 shares. Ms. Lincoln’s spouse held of record 1,500 shares, as to which shares Ms. Lincoln disclaims beneficial ownership. The remaining 2,216,244 shares were held of record by The Lincoln Foundation, Inc., of which Ms. Lincoln is the President, as to which shares Ms. Lincoln disclaims beneficial ownership. Ms. Lincoln shares investment and voting power with respect to the shares owned by The Lincoln Foundation, Inc. with her father David C. Lincoln.

(7)	The shares reported are held of record by a trust established by Mr. Meyer and his spouse, under which Mr. Meyer may be deemed to share voting and investment power.

(8)	Of the 428,517 shares reported, Mr. Steingass held of record 391,021 shares. The remaining 37,496 shares were held of record as follows: 3,200 shares by Buehler/ Steingass, Inc. a corporation of which Mr. Steingass is President, as to which shares Mr. Steingass disclaims beneficial ownership; and 34,296 shares by Mr. Steingass’ spouse, as to which shares Mr. Steingass disclaims beneficial ownership.

(9)	Of the 169,963 shares reported, Mr. Massaro held of record 13,298 shares and has or had the right to acquire 156,665 shares upon the exercise of stock options within 60 days of February 29, 2000.

(10)	Of the 91,682 shares reported, 22,687 shares were held of record by a trust established by Mr. Stropki and his spouse, under which Mr. Stropki may be deemed to share voting and investment power. In addition, Mr. Stropki has or had the right to acquire 68,995 shares upon the exercise of stock options within 60 days of February 29, 2000.

(11)	Of the 73,676 shares reported, Mr. Elliott held of record 24,344 shares and has or had the right to acquire 49,332 shares upon the exercise of stock options within 60 days of February 29, 2000.

(12)	Of the 41,152 shares reported, Mr. Stueber held of record 10,486 shares, 2,500 of which were subject to forfeiture and restrictions on transfer pursuant to the Company’s Incentive Equity Plan and the Company’s employment agreement with Mr. Stueber. Mr. Stueber also has or had the right to acquire 30,666 shares upon the exercise of stock options within 60 days of February 29, 2000.

(13)	Of the 11,748 shares reported, Mr. Twyble held of record 748 shares and has or had the right to acquire 11,000 shares upon the exercise of stock options within 60 days of February 29, 2000.

(14)	Includes 341,823 shares which all Executive Officers and Directors, as a group, have or had the right to acquire upon the exercise of stock options within 60 days of February 29, 2000. Shares held of record by The Lincoln Foundation, Inc., over which both David Lincoln and Kathryn Lincoln share investment and voting power, were only counted once in this total.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and Executive Officers to file reports of beneficial ownership and changes in beneficial ownership with respect to the securities of the Company with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based on a review of these reports, the Company believes that for 1999 all filing requirements were met on a timely basis.

OTHER OWNERSHIP OF SHARES

      Set forth below is information with respect to any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company as of February 29, 2000 to be an owner of more than 5% of the shares of Lincoln Common, other than the persons indicated in the “Beneficial Ownership Table” on page 12.

	No. of Shares and
	Nature of	Percent
Name and Address of Beneficial Owner	Beneficial Ownership	of Class

The Lincoln Electric Company 401(k) Savings Plan	2,906,047(1)	6.68%
22801 St. Clair Avenue Cleveland, Ohio 44117-1199

Neuberger Berman, Inc.	2,968,197(2)	6.82%
Neuberger Berman, LLC
605 Third Avenue New York, New York 10158-3698

(1)	KeyCorp and its wholly-owned subsidiaries KeyBank National Association, KeyTrust Company National Association (NY) and Key Trust Company of Ohio National Association (together “KeyCorp”), 127 Public Square, Cleveland, Ohio 44114-1306, have indicated that, as of December 31, 1999, KeyCorp was the record owner of 2,906,047 shares of Lincoln Common held by it as trustee of The Lincoln Electric Company 401(k) Savings Plan, as to which it disclaims beneficial ownership. Of the total amount reported owned by it, KeyCorp has sole voting power over 443,144 shares, shared voting power over 195,720 shares, sole dispositive power over 133,654 shares and shared dispositive power over 2,788,393 shares of Lincoln Common.

(2)	Of the total amount reported beneficially owned by Neuberger, Neuberger has sole voting power over 1,884,897 shares, shared voting power over 294,800 shares, and shared dispositive power over 2,968,197 shares. Employees of Neuberger own 125,000 shares of Lincoln Common not included in the total set forth in the table above. Neuberger disclaims beneficial ownership of those shares. In its Schedule 13G filing with the Securities and Exchange Commission, Neuberger states that the shares of Lincoln Common beneficially owned by it were acquired in the ordinary course of business and not for the purpose nor with the effect of changing or influencing control of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation and Executive Development Committee (“Compensation Committee”) of the Directors consists solely of non-employee Directors. Its primary charge is to determine and report to the Board on the compensation (or method of calculation thereof) for the Chairman, President and Chief Executive Officer and each other executive who is among the five highest paid executives. In addition, the Compensation Committee establishes procedures and conducts succession planning for the Chief Executive Officer and reviews and makes recommendations to the Board concerning the Company’s employee benefit programs, other than health and welfare programs. The Chief Executive Officer determines the compensation of the other Executive Officers, subject to Compensation Committee review and oversight.

Executive Compensation Policy

      Our executive compensation policy is based on our long-standing commitment to incentive-based compensation for all employees, including officers. The cash bonus program exemplifies this commitment. For many years, The Lincoln Electric Company, the Company’s principal domestic subsidiary, has administered a discretionary employee bonus program featuring a cash distribution determined on the basis of a formula that takes into account individual earnings and individual performance. Virtually all domestic full-time employees participate in the program. The cost of this program, net of hospitalization costs but inclusive of payroll taxes, was $60.1 million in 1999, $76.5 million in 1998 and $74.9 million in 1997. Generally, the Company’s foreign subsidiaries have also adopted formula-based cash bonus programs.

      The Committee’s approach to executive compensation is generally the same as the Company’s approach to employee compensation. The base salaries of executives are set at approximately the 40th percentile of the Company’s peer group; i.e. base salaries are somewhat below market average. The Committee believes, however, that cash bonus opportunities should be above average, with the 75th  percentile of our peer group used as the target for total cash compensation. In making these determinations, the Committee uses a peer group consisting of 200-300 manufacturers based in the United States having revenues comparable to those of the Company. The Committee also believes that individual circumstances and performance should be a factor in incentive awards, both positively and negatively, notwithstanding our performance against financial targets. The financial targets for 1999 were based on earnings before interest, taxes and the cash bonus referred to above. Individual financial targets will vary, with a portion attributable to consolidated financial results and a portion attributable to regional/divisional results, depending upon the individual’s responsibilities. Financial targets were set on the same basis for 2000. An individual executive’s bonus in 1999 was based on the results of his/her financial targets and personal performance. Cash bonuses paid to executives for 1999 were below amounts paid in prior years due to the fact that financial targets were not met. These bonuses were at least 13% below the amounts paid in 1998.

      The Committee’s philosophy, after taking into account lower than average base salaries and above average cash bonus opportunities, includes a third principle, which is that long-term incentive opportunities should be established that rank executives at the median of their peer group for such long-term incentive programs. As a result, annual stock option grants are expected to be made, as was the case in 1999. A long-term cash plan was also introduced in the fall of 1997, with payments based on earnings growth over a three-year period. Awards to executives have been made for 1998 and 1999. The Committee believes, however, that long-term incentive compensation should be weighted toward equity rewards. In keeping with the Committee’s belief that equity awards are a valuable compensation tool, the Committee extended the long-term incentive program to senior managers in 1998 and also made available certain one-time option grants to significant contributors, regardless of their position within the Company.

CEO Compensation

      Mr. Massaro’s compensation in 1999 reflects the Compensation Committee’s three-part philosophy, emphasizing incentives and performance:

•	base compensation of approximately $600,000, below his peer group median;

•	cash bonus of $578,000, a decline of 13% from 1998’s award because financial targets were not met, thus placing him below the upper quartile for his peer group; and

•	stock option grants for long-term incentive compensation placing him at what the Compensation Committee believes is the median of his peer group for long-term incentive programs.

Other Executive Officers

      The base salaries of Messrs. Elliott, Stropki, Stueber and Twyble were established according to the principles discussed above. An aggregate of $595,870 was paid to them in 1999 (against aggregate target awards of $720,000); thus 44% of their total compensation was at risk in bonuses. A total of 39% of their compensation was paid in bonuses, with cash bonuses 13% lower than in prior years as a result of financial targets that were not met. Aggregate option grants for 84,000 shares were awarded to these executives in 1999 under the Company’s 1998 Stock Option Plan.

1993 Tax Act

      The Compensation Committee’s general philosophy is to qualify future long-term incentive plans for tax deductibility wherever appropriate, recognizing that, under certain circumstances, the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 may be exceeded. All compensation paid during 1999 was deductible.

By the Compensation and Executive Development Committee:

Edward E. Hood, Jr., Chair	Paul E. Lego	G. Russell Lincoln
Thomas A. Corcoran	David C. Lincoln

STOCK PERFORMANCE GRAPH

      The following line graph compares the yearly percentage change in the cumulative total shareholder return on Lincoln Common against the cumulative total return of the S&P Composite–500 Stock Index and The Russell 2000 Stock Index for the five-year calendar period commencing January 1, 1995 and ending December 31, 1999. This graph assumes that $100 was invested on December 31, 1994 in each of Lincoln Common, the S&P 500 companies and a peer group of companies. A compatible peer-group index for the welding industry, in general, was not readily available because the industry is comprised of a relatively small number of competitors, many of whom either are based overseas and/or are privately held and not actively traded in the United States. The Russell 2000, published by the Frank Russell Company, represents a developed index based on a concentration of companies having relatively small market capitalization.

[GRAPH]

	1994	1995	1996	1997	1998	1999

Lincoln	100.00	138.02	184.09	221.09	256.08	241.75

S&P 500	100.00	137.12	168.22	223.90	287.35	347.36

Russell 2000	100.00	126.21	144.84	174.56	168.54	201.61

SUMMARY COMPENSATION TABLE

      The following table provides information on the compensation for the last three calendar years for Mr. Massaro and the four next highest paid Executive Officers.

	Annual Compensation				Long-Term Compensation

				Other	Securities
Name and				Annual	Underlying	All Other
Principal Position	Year	Salary	Bonus	Compensation	Options	Compensation

Anthony A. Massaro	1999	$600,000	$578,000	—	110,000	—
Chairman, President and	1998	560,000	664,000	—	70,000	—
Chief Executive Officer	1997	532,917	560,000	—	50,000	—

John M. Stropki, Jr.	1999	$270,000	$215,760	—	36,000	—
Executive Vice President;	1998	250,000	248,000	—	22,000	—
President, North America	1997	220,833	240,000	—	24,000	—

H. Jay Elliott	1999	$270,000	$162,000	—	28,000	—
Senior Vice President,	1998	270,000	186,150	—	18,000	—
Chief Financial Officer	1997	268,750	200,000	—	20,000	—
and Treasurer

Frederick G. Stueber	1999	$220,000	$121,800	—	20,000	—
Senior Vice President,	1998	210,000	140,000	—	12,000	—
General Counsel and	1997	209,167	140,000	—	10,000	—
Secretary

William J. Twyble (1)	1999	$184,000	$96,310	$73,053 (2)	N/A	—
Senior Vice President,	1998	175,380	110,700	60,338 (2)	9,000	—
Engineering & Marketing

(1)	Mr. Twyble was not among the five most highly compensated Executive Officers prior to 1998. He retired as an Executive Officer of the Company on December 31, 1999.

(2)	The indicated amount is the aggregate of payments made to Mr. Twyble, net of tax adjustments, under his expatriate agreement, including cost of living adjustments and housing payments.

STOCK OPTION GRANTS IN 1999

      The following table provides information relating to stock option grants awarded in 1999 to our named Executive Officers. No stock appreciation rights were granted to the named Executive Officers or other optionees during 1999.

	Number of	Percent of
	Securities	Total Options	Exercise
	Underlying	Granted to	or Base
	Options	Employees in	Price	Expiration	Grant Date
Name	Granted (1)	Fiscal Year	($/SH.)	Date	Present Value (2)

Anthony A. Massaro	110,000	24.0%	$19.875	10/20/2009	$861,300
John M. Stropki, Jr.	36,000	7.8%	19.875	10/20/2009	281,880
H. Jay Elliott	28,000	6.1%	19.875	10/20/2009	219,240
Frederick G. Stueber	20,000	4.4%	19.875	10/20/2009	156,600
William J. Twyble	–0–	N/A	N/A	N/A	N/A

(1)	These options were granted pursuant to the Company’s 1998 Stock Option Plan. The options were granted at the fair market value of Lincoln Common on the date of grant, have 10-year terms and become exercisable in equal annual increments over a three-year period. Vesting of the options is accelerated by the occurrence of a change in control (see “Other Compensation Arrangements”).

(2)	The Grant Date Present Value was calculated using the Black-Scholes option pricing model. The model assumes (a) volatility calculated using the trading information for Lincoln Common during the 100 week period ended January 21, 2000 (34.9% for Lincoln Common); (b) a risk-free rate of return based on the 10-year treasury bond rate at December 23, 1999 (6.41%); and (c) a dividend yield for Lincoln Common of 2.72%. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of Lincoln Common relative to the exercise price per share of the stock option at the time of exercise. There is no assurance that the hypothetical grant date present values of the stock options reflected in this table will actually be realized.

STOCK OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

      The following table provides information relating to exercisable and unexercisable stock options at December 31, 1999 for our named Executive Officers. The value of unexercised stock options is based on the difference between the exercise price of the options and the closing price of Lincoln Common on December 31, 1999, which was $20.625. No named Executive Officer exercised stock options during 1999. No stock appreciation rights were exercised or remained unexercised during 1999.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at Fiscal Year End		at Fiscal Year End
	No. of
	Shs.
	Acq’d.
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony A. Massaro	0	0	156,665	173,335	$664,364	$37,811
John M. Stropki, Jr.	0	0	68,995	58,667	301,160	19,081
H. Jay Elliott	0	0	49,332	46,668	208,452	14,793
Frederick G. Stueber	0	0	30,666	31,334	134,039	8,396
William J. Twyble	0	0	11,000	8,668	23,421	(4,581)

PENSION BENEFITS

      We provide pension benefits for our Executive Officers under two defined benefit programs: the Supplemental Executive Retirement Plan (“SERP”) which became effective January 1, 1994; and a retirement annuity program (the “Retirement Annuity Program”) which has been in effect since 1936. We also maintain a supplemental deferred compensation plan (the “Deferred Compensation Plan”) which became effective November 15, 1994. In 1997, we adopted The Lincoln Electric Company Executive Benefit Plan (the “Executive Benefit Plan”) which is triggered only in change in control situations and under which benefits paid will reduce and offset benefits payable under the Deferred Compensation Plan, and in certain circumstances, the SERP. Participation in the SERP, the Deferred Compensation Plan and the Executive Benefit Plan is limited to individuals chosen by the Compensation and Executive Development Committee.

Supplemental Executive Retirement Plan

      The purpose of the SERP is, in part, to make up for limitations imposed by the Internal Revenue Code on payments of retirement benefits under the Company’s tax qualified retirement plans, including the Retirement Annuity Program, and, primarily, to provide an aggregate competitive retirement benefit for SERP participants. The following table shows the estimated annual pension benefits provided under the SERP. These numbers include benefits payable under our qualified plans, which would be payable to employees in various compensation classifications upon retirement on December 31, 1999, at age 60 after the selected periods of service. The numbers also include the employer provided benefit under the employee savings plan (“401(k) Savings Plan”), and, in certain cases, previous employer plans.

	Years of Service
Average
Compensation	25 Years	30 Years	35 Years	40 Years	45 Years

$200,000	$55,774	$70,224	$84,674	$99,124	$113,524

300,000	91,899	113,574	135,249	156,924	178,524

400,000	128,024	156,924	185,824	214,724	243,524

500,000	164,149	200,274	236,399	272,524	308,524

600,000	200,274	243,624	286,974	330,324	373,524

700,000	236,399	286,974	337,549	388,124	438,524

800,000	272,524	330,324	388,124	445,924	503,524

900,000	308,649	373,674	438,699	503,724	568,524

1,000,000	344,774	417,024	489,274	561,524	633,524

1,100,000	380,899	460,374	539,849	619,324	698,524

1,200,000	417,024	503,724	590,424	677,124	763,524

      Benefits under the SERP are based upon 1.445% of the average annual compensation for the three highest years in the seven-year period preceding retirement multiplied by the covered employee’s years of service (including service with certain previous employers) except that the maximum benefit may not exceed 65% of the average annual compensation for the three highest years used in the calculation, and service after age 65 is not included. The benefits payable under the SERP are reduced by the maximum Social Security benefit payable in the year of retirement, and the table reflects such reduction. The amounts reflected in the table will also be reduced by the single life benefits payable under the Retirement Annuity Program, the lifetime benefit equivalence of any account balance attributable to employer matching contributions, ESOP contributions and/or Financial Security Program contributions under the 401(k) Savings Plan, and other employer-paid qualified plan benefits paid by previous employers (but only if prior years of service are awarded for service with that previous employer). Benefits under the SERP are also reduced if the covered employee has participated in the SERP for fewer than nine years at the time of retirement. Unless a different factor is set by the Compensation and

Executive Development Committee, participants are credited with only 20% of the net amount of the benefit otherwise payable under the SERP when they first become participants, and in each of the next eight years an additional 10% of the net amount of the benefit will become payable upon retirement.

      The compensation covered by the SERP is the same as shown in the salary and bonus columns of the “Summary Compensation Table” on page 18. Credited service for SERP purposes for Messrs. Massaro, Elliott, Stropki, Stueber and Twyble is 35, 38, 28, 27 and 45 years, respectively.

Retirement Annuity Program

      Under the Retirement Annuity Program, each employee accumulates 2.5% of each year’s base compensation (limited to $160,000) in the form of an annuity payable at normal retirement age (age 60). In addition to the 2.5% accumulation each year, the Company has granted, on a number of occasions, additional past service benefits. The Program also provides accumulated benefits to eligible spouses of deceased employees or former employees. Benefits under the Program are in addition to those payable under Social Security.

      The anticipated retirement benefits under the Retirement Annuity Program for the named Executive Officers with the highest compensation for 1999 are as follows:

	Annual Retirement
Name	Annuity Program Benefits

Anthony A. Massaro	$42,479	(1)
John M. Stropki, Jr.	87,964	(1)
H. Jay Elliott	32,232	(1)
Frederick G. Stueber	70,500	(1)
William J. Twyble	-0-	(2)

(1)	Messrs. Massaro, Stropki, Elliott and Stueber are currently under normal retirement age. The amounts shown represent those anticipated at normal retirement age, assuming current compensation continues unchanged to that date, and the benefits are payable on a single life basis.

(2)	Mr. Twyble was not a participant in this Program.

OTHER COMPENSATION ARRANGEMENTS

      The Company adopted the Executive Benefit Plan in 1997. The plan has a specific limited scope. Benefits payable under the plan, if any, would be offset by benefits payable under the Deferred Compensation Plan and, for certain individuals, the SERP. Certain of the Company’s employees, including the named Executive Officers, are entitled to receive a cash payment if there is a “change in control” of the Company, as defined in the Executive Benefit Plan, and certain employment conditions are satisfied. The Company has established a trust to hold the employees’ accounts under the Executive Benefit Plan and has funded the trust with amounts sufficient to pay the benefits.

      The term “change in control” is defined in the Executive Benefit Plan described above to include certain changes in beneficial ownership of Lincoln Common, certain changes in membership of the Company’s Board of Directors, certain events of bankruptcy or insolvency and certain business combinations. In addition to the foregoing arrangements, the Company entered into agreements in 1998 with eight officers, including all current Executive Officers (except Mr. Twyble), designed generally to assure continued management in the event of a change in control of the Company. These arrangements are operative only if a change in control occurs. The agreements provide that following a change in control, a three-year severance period commences. If the Company were to terminate a covered officer’s employment for reasons relating to changed circumstances, then the amounts and benefits the officer would be entitled to receive include (i) a lump sum payment equal to the amount of base and incentive pay that would have been paid to the officer for the greater of one year or the remainder of the severance period; (ii) long-term incentive awards granted prior to the change in control; (iii) continuation of medical insurance, life insurance, and other welfare benefits for the greater of one year or the remainder of the severance period, subject to reduction for comparable welfare benefits received in any subsequent employment; and (iv) enhanced service credit under the SERP of three years and immediate vesting under the SERP. The officer would be entitled to receive an additional payment, net of taxes, to compensate for the excise tax imposed on these and other payments if they are determined to be excess parachute payments under the Internal Revenue Code. Payments under these agreements would be in lieu of any other rights to severance pay under other agreements.

APPROVAL OF AMENDMENTS TO THE COMPANY’S REGULATIONS

Item No. 2

      A proposal will be presented at the Annual Meeting to approve the amendment of the following three provisions of the Company’s Regulations:

•	Article II, Paragraph 3 — to permit notice of shareholder meetings to be given by any means allowed by Ohio law.

Although Ohio law currently requires that the notice of meetings of shareholders be in writing and either delivered or mailed to shareholders, the speed with which technological changes are taking place in the telecommunications area will soon make it possible for notices of shareholder meetings to be communicated electronically via the Internet or some other telecommunications vehicle. The Company’s current Regulations repeat the language of Ohio law, requiring that all notices of shareholder meetings must be in writing and delivered or mailed to shareholders. The amendment to Article II, Paragraph 3 to be presented at the Annual Meeting would permit flexibility in the method of giving notice of shareholder meetings when Ohio law changes.

•	Article II, Paragraph 5 — to permit proxies to be voted by any means allowed by Ohio law.

In 1999, Ohio law was changed to permit the voting of proxies through any “verifiable communication authorized by the shareholder.” As a result, Ohio law now specifically permits shareholders in Ohio corporations to vote their shares by e-mail, telephone or any other means capable of authentication. The Company’s current Regulations specifically require that all proxies must be in writing, thus prohibiting the Company from using electronic or telephonic proxy voting. The amendment to Article II, Paragraph 5 to be presented at the Annual Meeting would permit proxies to be voted by any means allowed by Ohio law.

•	Article VI, Paragraph 1 — to permit the Directors to create Committees as allowed by Ohio law.

Ohio law has also recently been changed to permit the Board of Directors to create committees consisting of only one Director. Ohio’s law was changed so as to be consistent with Delaware law. The Company’s current Regulations require that committees consist of at least three Directors. The amendment to Article VI, Paragraph 1 to be presented at the Annual Meeting would permit the Directors to create committees as allowed by Ohio law. This amendment will permit greater flexibility in the corporate governance of the Company.

The specific language of the proposed amendments to the Company’s Regulations, as outlined above, is set forth on Appendix A to this Proxy Statement. Approval of the amendments requires the affirmative vote of a majority of the shares of Lincoln Common present or represented and entitled to vote on the matter at the Annual Meeting. Unless otherwise directed, shares represented by proxy will be voted FOR the amendments to the Company’s Regulations.

      The Board of Directors recommends that the shareholders vote FOR the amendments to the Company’s Regulations.

APPROVAL OF STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

Item No. 3

General

      On March 8, 2000, your Board of Directors adopted, subject to shareholder approval, the Stock Option Plan for Non-Employee Directors (the “Plan”), authorizing the grant of options for the purchase of up to an aggregate of 500,000 shares of Lincoln Common. The Plan is intended to replace the Non-Employee Directors’ Restricted Stock Plan, which will be terminated if the Plan is approved. A copy of the Plan is attached as Appendix B.

      Your Board of Directors believes that the Plan is in your and the Company’s best interests since it will better align the non-employee Directors’ compensation with creating and sustaining shareholder value. The Plan will also assist in attracting and retaining highly qualified individuals to serve as Directors of the Company.

Description of the Plan

      The Plan will be administered by the Nominating and Corporate Governance Committee of the Board (the “Committee”). The Committee is composed exclusively of non-employee Directors. The Committee has full authority, discretion and power, consistent with the provisions of the Plan, to determine

•	the terms and conditions of options granted under the Plan,

•	the number of shares of Lincoln Common to be issued, and

•	the duration and nature of the options.

      Only non-employee Directors are eligible to receive options under the Plan. For purposes of the Plan, an employee is defined as an individual whose wages are subject to the withholding of Federal income tax under Sections 3401 and 3402 of the Internal Revenue Code. The Plan provides for

•	an annual automatic grant of an option to purchase 2,000 shares of Lincoln Common to each eligible Director in office on the date of the grant, and

•	for Directors who become eligible by virtue of their election after December 31, 1999, an initial automatic grant of an option to purchase 6,000 shares of Lincoln Common.

The Committee has authority to change this formulation without further shareholder approval.

      The option price may not be less than the per share fair market value of Lincoln Common on the date of grant. The closing per share price of Lincoln Common on The NASDAQ Stock Market on February 29, 2000 was $19.50.

      An option becomes exercisable when the optionee has earned it through continuous service as a Director for one year from the date of grant. Once earned, the option may be exercised in whole or in part with respect to 100% of the underlying shares of Lincoln Common. If an optionee ceases to be a Director by reason of death, disability or retirement or upon a change in control of the Company, all options held by the optionee will become immediately exercisable in full.

      To exercise an option, an optionee must notify the Company of his or her intention to exercise, specifying the number of shares of Lincoln Common to be purchased. The option price will be payable

•	in cash or by other consideration acceptable to the Company,

•	at the discretion of the Committee, by the transfer to the Company of shares of Lincoln Common previously owned by the optionee for at least six months and having a value at the time of exercise equal to the total option price, or

•	by a combination of both methods of payment.

      The terms of an option may provide for deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Lincoln Common to which the exercise relates.

      Except as otherwise determined by the Committee, no option will be transferable by the optionee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.

      The Committee may

•	make adjustments in the option price and in the number or kind of option shares as may be required as a result of stock splits or other changes affecting the shares of Lincoln Common, and

•	amend the Plan from time to time, provided that any amendment that must be approved by you in order to comply with Federal securities laws, other legal or regulatory requirements or the rules of The NASDAQ Stock Market or other stock exchange will not be effective unless and until your approval has been obtained.

      The Plan may not be amended to increase the total number of shares of Lincoln Common reserved for it or extend the 10-year maximum option period without your approval.

      Options granted under the Plan are non-qualified options. In general, to the extent that a non-employee Director recognizes ordinary income on the exercise of an option, the Company will be entitled to a corresponding deduction. The Company also shall have the right to require, prior to the delivery of shares of Lincoln Common upon exercise of an option, payment of any taxes required by law to be withheld with respect to the exercise.

New Plan Benefits

      Actual awards of options under the Plan are made by the Committee, which determines the number of options to be awarded and the terms of the grants. The Plan provides for an annual automatic grant to each eligible Director of options to purchase 2,000 shares of Lincoln Common, unless the Committee determines otherwise. The Plan also provides for an initial automatic grant of 6,000 shares of Lincoln Common to each Director who becomes eligible under the Plan by virtue of his or her election after December 31, 1999, unless the Committee determines otherwise. No options were actually granted under the Plan during 1999, and no options have been granted to date in 2000. Unless the Committee determines otherwise, the first grant of options under the Plan will occur on November 30, 2000. The following table provides information relating to option grants that would have been received by non-employee Directors during 1999 if the Plan had been in effect during 1999 and the Committee had not determined to change the automatic awards.

Number
of Options
Name and Position	Granted

Anthony A. Massaro
Chairman, President and Chief Executive Officer	-0-
John M. Stropki, Jr.
Executive Vice President; President, North America	-0-
H. Jay Elliott
Senior Vice President, Chief Financial Officer and Treasurer	-0-
Frederick G. Stueber
Senior Vice President, General Counsel and Secretary	-0-
William J. Twyble
Senior Vice President, Engineering & Marketing	-0-

Executive Group	-0-

Non-Executive Director Group	34,000 (1)

Non-Executive Officer Employee Group	-0-

(1)	If the Plan had been in effect for calendar-year 1999, automatic grants of options to purchase 2,000 shares of Lincoln Common would have been awarded to each eligible Director in November 1999, and automatic grants of options to purchase 6,000 shares of Lincoln Common would have been awarded to each of the two newly eligible Directors who were elected in 1999.

      Approval of the Non-Employee Directors’ Stock Option Plan requires the affirmative vote of a majority of the shares of Lincoln Common present, or represented, and entitled to vote on the matter at the Annual Meeting. Unless otherwise directed, shares represented by proxy will be voted FOR the approval of the Non-Employee Directors’ Stock Option Plan.

      The Board of Directors recommends that the shareholders vote FOR approval of the Non-Employee Directors’ Stock Option Plan.

RATIFICATION OF INDEPENDENT AUDITORS

Item No. 4

      A proposal will be presented at the Annual Meeting to ratify the appointment of the firm of Ernst & Young LLP as the Company’s independent auditors to examine our books of account and other records for the fiscal year ending December 31, 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate shareholder questions. Although such ratification is not required by law, the Board of Directors believes that shareholders should be given the opportunity to express their views on the subject. While not binding on the Board of Directors, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors would be considered by the Board of Directors in determining whether or not to continue the engagement of Ernst & Young LLP. Ratification requires the affirmative vote of the majority of the shares of Lincoln Common present or represented and entitled to vote on the matter at the Annual Meeting. Unless otherwise directed, shares represented by proxy will be voted FOR ratification of the appointment of Ernst & Young LLP.

      The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors.

OTHER MATTERS

      The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting, but if any such matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

LINCOLN ELECTRIC HOLDINGS, INC.

Frederick G. Stueber
Secretary

By Order of the Board of Directors

Cleveland, Ohio
March 24, 2000

Appendix A

[Please note that proposed language changes are printed in italics.]

CURRENT LANGUAGE – Article II, Paragraph 3

      3.  Notice of Meetings. Notice of meetings of shareholders shall be given in writing by the Secretary, or in his absence by the Chairman of the Board or President or a Vice-President, and such notice shall state the purpose or purposes for which the meeting is called, and the time and place where it is to be held, and shall be served or mailed to each shareholder of record entitled to vote at such meeting or entitled to notice thereof, at least ten (10) days prior to the meeting. If mailed, it shall be directed to the shareholder at his address as it appears upon the records of the Corporation. In the event of the transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice upon the transferee. Notice of the time, place and purpose of any meeting of shareholders may be waived by the written assent of every shareholder entitled to notice, filed with or entered upon the records of the meeting, either before or after the holding thereof.

PROPOSED LANGUAGE – Article II, Paragraph 3

      3.  Notice of Meetings. Notice of meetings of shareholders shall be given by the Secretary, or in his absence by the Chairman of the Board or President or a Vice-President, and such notice shall state the purpose or purposes for which the meeting is called, and the time and place where it is to be held, and shall be given to each shareholder of record entitled to vote at such meeting or entitled to notice thereof, at least ten (10) days prior to the meeting. Notice may be given to the shareholder at his address as it appears upon the records of the Corporation. In the event of the transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice upon the transferee. Notice of the time, place and purpose of any meeting of shareholders may be waived by the assent of every shareholder entitled to notice, filed with or entered upon the records of the meeting, either before or after the holding thereof.

CURRENT LANGUAGE – Article II, Paragraph 5

      5.  Proxies. Each shareholder entitled to vote shall be entitled to one vote, either in person or by proxy, for each share of the Corporation standing in his name at the time of the closing of the books for such meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless a longer time be specified therein. Proxies shall be in writing but need not be sealed, witnessed or acknowledged and shall be filed with the Secretary at or before the meeting.

PROPOSED LANGUAGE – Article II, Paragraph 5

      5.  Proxies. Each shareholder entitled to vote shall be entitled to one vote, either in person or by proxy, for each share of the Corporation standing in his name at the time of the closing of the books for such meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless a longer time be specified therein. [Last sentence deleted.]

CURRENT LANGUAGE – Article VI, Paragraph 1

      1.  Creation and Election. The Board of Directors may create, from time to time and from its own number, an Executive Committee or any other committee or committees of the Board of Directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of the authority of the Board of Directors other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. No committee shall consist of less than three Directors. The Board of Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee. Except as above provided and except to the extent that its powers are limited by the

Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

PROPOSED LANGUAGE – Article VI, Paragraph 1

      2.  Creation and Election. The Board of Directors may create, from time to time and from its own number, an Executive Committee or any other committee or committees of the Board of Directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of the authority of the Board of Directors other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. Committees shall consist of one or more Directors as appointed by the Board of Directors. The Board of Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the Directors in the management and control of the business of the Corporation, regardless of whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

A-2

Appendix B

LINCOLN ELECTRIC HOLDINGS, INC.

STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

      1.  Purposes. The purposes of this Plan are to: (i) encourage the outside Directors of Lincoln Electric Holdings, Inc. (the “Company”) to own shares of the Company and thereby to align their interests more closely with the interests of the Company’s other shareholders; (ii) encourage the highest level of Director performance by providing the Directors with a vested interest in the Company’s attainment of its financial goals; and (iii) provide financial incentives that will help attract and retain the most qualified outside Directors.

      2.  Definitions. As used in this Plan:

         “Board” means the Board of Directors of the Company.

         “Change in Control” shall have the meaning defined in the agreement or notification evidencing the grant of an Option.

         “Committee” means the Committee described in Section 4 of the Plan.

         “Common Shares” means (i) shares of the Company’s common stock, without par value, and (ii) any securities into which common shares may be converted by reason of any transaction or event described in Section 7 of the Plan.

         “Date of Grant” means the date as of which an Option is granted as provided in Section 5 of the Plan.

         “Director” means a member of the Board.

         “Disability” means permanent and total disability as determined under the Company’s long-term disability program.

         “Effective Date.” This Plan shall be effective immediately; provided, however, that the effectiveness of the Plan is conditioned upon its approval by the Company’s shareholders at a meeting held in accordance with Ohio law within 12 months after the date the Plan is adopted by the Board. Any awards made under the Plan prior to shareholder approval shall be null and void if the Plan is not approved by shareholders within a 12-month period.

         “Eligible Director” means a Director who is not an employee of the Company. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of Federal income tax under Sections 3401 and 3402 of the Internal Revenue Code.

         “Fair Market Value” means the closing price of a share of the Company’s common stock on The NASDAQ Stock Market on the day before the day the value determination is being made, whether for an Option grant or exercise; or if there was no closing price reported on that day, then the reported closing price on the nearest date before the date of grant or exercise; or if the shares are not listed or admitted to trading on The NASDAQ Stock Market on the day as of which the determination is being made, the amount determined by the Committee to be the Fair Market Value of a share on that day.

         “Newly Eligible Director” means a Director whose first term as a Director begins after
December 31, 1999.

         “Optionee” means a Director who has been granted an Option under the Plan.

         “Option Price” means the purchase price payable upon the exercise of an Option.

         “Option” means the right to purchase Common Shares of the Company upon the exercise of an initial Option or an annual Option granted pursuant to the Plan. Options may be evidenced by agree-

ments or notifications, in written or electronic form, containing terms and conditions not inconsistent with the Plan.

         “Plan” means the Lincoln Electric Holdings, Inc. Stock Option Plan for Non-Employee Directors, as amended from time to time.

         “Retirement” means a Termination of Service as a Director occurring as a result of the
Optionee’s completion of his or her three-year term of service as a Director of the Company.

         “Termination of Service” means the time at which the Optionee ceases to serve as a Director for any reason, with or without cause, which includes termination by resignation, removal, death or retirement.

      3.  Shares Available Under the Plan.

         (a)  Subject to adjustments as provided in Sections 3(b) and 7 of the Plan, the total number of Common Shares that may be issued and the Options granted pursuant to the Plan shall not exceed 500,000. These shares may be treasury shares or shares of original issue or a combination of both. Notwithstanding any other provision of the Plan to the contrary, if the number of Common Shares authorized under the Plan is insufficient for all Options to be granted automatically on a specific date, Options shall be granted pro rata among all Eligible Directors entitled to be granted an Option on that date. In connection with the issuance or transfer of Common Shares pursuant to the Plan, the Company may repurchase Common Shares in the open market or otherwise.

         (b)  In the event that any Option granted under the Plan shall terminate prior to its exercise, the underlying Common Shares shall again be available for the grant of Options without again being charged against the maximum share limitation set forth in Section 3(a) of the Plan.

      4.  Administration of the Plan.

         (a)  This Plan shall be administered by the Nominating and Corporate Governance Committee of the Board (the “Committee”). The members of the Committee shall be “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (or any successor rule) as in effect from time to time. A majority of the Committee members shall constitute a quorum, and any action taken by a majority of the members present at any Committee meeting at which a quorum is present, or any actions of the Committee that are unanimously approved by the members in writing, shall be acts of the Committee. The Committee shall have full authority, discretion and power to determine the terms and conditions of Options to be granted pursuant to the Plan, the number of Common Shares to be issued under the Plan, and the duration and nature of the Options, consistent with the provisions of the Plan.

         (b)  Subject to Section 9 of the Plan, the interpretation and construction by the Committee of any provision of the Plan or any agreement or notification evidencing the grant of Options, and any determination by the Committee pursuant to any provision of the Plan or any agreement or notification, shall be final and conclusive. No Committee member shall be liable for any action taken or determination made in good faith.

      5.  Option Awards. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Options to Eligible Directors and may fix the number of Common Shares to be covered by each Option. The Option Price of each Option shall be equal to the Fair Market Value of the Common Shares on the Date of Grant, unless the Committee shall specify a higher Option Price. No Option shall be exercisable more than 10 years from the Date of Grant. Unless otherwise determined by the Committee, the following awards shall be made automatically under the Plan, without further action of the Committee, except as hereinafter specifically provided:

         (a)  An initial Option to purchase 6,000 Common Shares shall be granted to each Newly Eligible Director upon his or her election to the Board.

         (b)  An Option to purchase 2,000 Common Shares shall be granted after each annual meeting of the Company’s shareholders, and before the end of that calendar year, to each Eligible Director serving as a Director on the Date of Grant. The Date of Grant shall be the last business day in November, unless the Committee specifies a different date.

      6.  Terms and Conditions of the Options. In addition to the terms specified pursuant to Section 5 of the Plan, unless otherwise determined by the Committee, all Options granted under the Plan shall have the following terms and conditions:

         (a)  Each Option, until terminated as provided in Section 6(e) of the Plan, shall become exercisable to the extent of 100% of the underlying Common Shares when the Optionee has continuously served as a Director for one year from the Date of Grant. If an Optionee ceases to be a Director by reason of death, Disability or Retirement or upon a Change in Control of the Company, all Options held by that Optionee shall become immediately exercisable in full.

         (b)  An Optionee may exercise an Option in whole or in part at any time and from time to time during the period within which an Option may be exercised. To exercise an Option, an Optionee shall give notice to the Company in either written or electronic form, specifying the number of Common Shares to be purchased and provide payment of the Option Price and any other documentation that may be required by the Company.

         (c)  The Option Price shall be payable (i) in cash or by other consideration acceptable to the Company, (ii) at the discretion of the Committee, by the actual or constructive transfer to the Company of Common Shares owned by the Optionee for at least six months, having a Fair Market Value at the time of exercise equal to the Option Price, or (iii) by a combination of both methods of payment.

         (d)  Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the Common Shares to which the exercise relates.

         (e)  Each Option shall terminate on the earliest to occur of the following dates:

             (i)  The date on which the Optionee ceases to be a Director, unless the Optionee ceases to be a Director after completion of one year of continuous service as a Director, on account of death, Disability or Retirement or following a Change in Control of the Company;

             (ii)  One year after the death of the Optionee;

             (iii)  Three years after the Optionee’s Termination of Service becomes effective; provided, however, that this Section 6(e)(iii) shall only apply where (x) the Termination of Service occurs after the Optionee has served continuously as a Director for less than six years and (y) the Termination of Service does not occur following a Change in Control of the Company; or

             (iv)  Ten years from the Date of Grant.

         (f)  An Optionee shall be treated for all purposes as the owner of record of the number of Common Shares purchased pursuant to the exercise of the Option (in whole or in part) as of the date the conditions set forth in Section 6(b) of the Plan are satisfied. Upon the effective exercise of an Option (in whole or in part), the Company shall deliver to the Optionee the number of Common Shares for which the Option is exercised, adjusted for any Common Shares sold or withheld in connection with the exercise.

         (g)  Except as otherwise determined by the Committee, no Option shall be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, and each Option may be exercised, during an Optionee’s lifetime, only by the Optionee or, in the event of the Optionee’s incapacity, including incapacity arising from a Disability, by the Optionee’s guardian or legal representative acting in a fiduciary capacity.

         (h)  The Committee may permit Optionees to elect, or may require Optionees, to defer the issuance of Common Shares under the Plan pursuant to the rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

         (i)  On receipt of written or electronic notice to exercise, the Committee may, in its sole discretion, elect to cash out all or part of the portion of the Option(s) to be exercised by paying the Optionee an amount, in cash or Common Shares, equal to the excess of the Fair Market Value of the Common Shares over the Option Price on the effective date of the cash-out.

      7.  Adjustments. The Committee, in good faith, shall make or provide for adjustments in the number of Common Shares covered by outstanding Options and the Option Price per Common Share applicable to any Options determined to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, separation, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any and all outstanding Options under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in that connection the surrender of all Options so replaced. The Committee, in good faith, may also make or provide for adjustments in the number of Common Shares specified in Sections 3 and 5 of the Plan determined to be appropriate in order to reflect any transaction or event described in this Section 7.

      8.  Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to the Plan. Whenever a fractional Common Share would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash, based upon the Fair Market Value of the fractional Common Share.

      9.  Amendments and Other Matters. This Plan may be amended from time to time by the Committee; provided, however, that any amendment which must be approved by the Company’s shareholders in order to comply with (i) Federal securities laws, (ii) other legal or regulatory requirements or (iii) the rules of The NASDAQ Stock Market, or if the Common Shares are not quoted on NASDAQ, the principal securities exchange upon which the Shares are traded or quoted, shall not be effective unless and until shareholder approval has been obtained. Presentation of the Plan or any amendment for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans without shareholder approval. Furthermore, no amendment, alteration or discontinuation of this Plan shall be made which would impair the rights of an Optionee with respect to any outstanding Option under the Plan without the Optionee’s consent, or which, without approval of the Company’s shareholders would, except as expressly provided in the Plan, increase the total number of Shares reserved for the Plan or extend the maximum Option period applicable under the Plan.

      The Company shall have the right to require, prior to the delivery of Common Shares upon exercise of an Option, payment of any taxes required by law to be withheld with respect to the exercise.

      10.  No Additional Rights. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Director any right to continue in the service of the Company.

      11.  Governing Law. The Plan and all Options granted and actions taken hereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

      12.  Duration. No Option shall be granted pursuant to the Plan on or after the 10th anniversary of the Effective Date, but awards granted prior to the 10th anniversary may extend beyond that.

[MAP]

DETACH CARD

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THE LINCOLN ELECTRIC COMPANY EMPLOYEE SAVINGS PLAN

Voting Direction Form for 2000 Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc.

Key Trust Company of Ohio, National Association, as Trustee under The Lincoln Electric Company Employee Savings Plan, is hereby directed to vote in person or by proxy all the common shares of Lincoln Electric Holdings, Inc. credited to my account as of the record date, at the Annual Meeting of Shareholders of Lincoln Electric Holdings, Inc. to be held at 2:00 p.m. on May 2, 2000 at the Wellington Center, 777 Alpha Drive, Highland Heights, Ohio. I understand that the number of shares reported on this card is an equivalent number of shares based on the units credited to my account under the Plan. By completing and returning this Voting Direction Form, I am instructing the Trustee to vote the shares credited to my account according to the directions given on the reverse side of this Form. I understand that the Trustee, in its discretion, is authorized to vote on any other business properly brought before the meeting. I also understand that (i) if I do not give specific voting instructions on this Form, the Trustee will vote my shares as recommended by the Board of Directors; (ii) if I do not return this Form, the Trustee shall not vote my shares; and (iii) Plan shares representing forfeited Account values that have not been reallocated at the time of the proxy solicitation will be voted by the Trustee in proportion to the way Plan participants voted their shares.

Nominees for Director for Term Ending in 2003:

David C. Lincoln

Henry L. Meyer III

Frank L. Steingass

John M. Stropki, Jr.

NOTE: Please COMPLETE, SIGN, DATE and RETURN this Voting Direction Form in the enclosed envelope for receipt by 5:00 p.m., Eastern Daylight Savings Time, April 28, 2000. No postage is required if mailed in the United States.

(SEE REVERSE SIDE.)

DETACH CARD

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(continued from the other side)
LINCOLN ELECTRIC HOLDINGS, INC.
(Please mark voting instructions in the following manner, using dark ink only. •)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4.

1.	Election of Directors (See Reverse Side)

[ ] For All	[ ] Withhold All	[ ] For All Except

For, except vote withheld from the following

2.	Approval of Amendments to the Company’s Regulations

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	Approval of a Stock Option Plan for Non-Employee Directors

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	Ratification of Independent Auditors

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

I will attend the meeting. [ ]

Dated , 2000

Signature(s)

Signature(s)

DETACH CARD

LINCOLN ELECTRIC HOLDINGS, INC.

PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

(SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

The undersigned appoints Anthony A. Massaro, H. Jay Elliott and Frederick G. Stueber, and each of them, as proxies, each with the power to appoint his substitute, to vote and act on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held at 2:00 p.m. on May 2, 2000 at the Wellington Center, 777 Alpha Drive, Highland Heights, Ohio, or at any adjournment thereof, on all matters properly brought before the meeting.

Nominees for Director for Term Ending in 2003:	(Change of Address)
David C. Lincoln
Henry L. Meyer III
Frank L. Steingass
John M. Stropki, Jr.
(If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

The shares represented by this proxy will be voted as directed by the undersigned. In order for your shares to be voted by the proxies at the Annual Meeting, your proxy card must be COMPLETED, SIGNED, DATED and RETURNED to the Company before or at the Annual Meeting on May 2, 2000. If no direction is given on this proxy card, this proxy will be voted FOR Items 1, 2, 3 and 4.

(SEE REVERSE SIDE.)

DETACH CARD

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(continued from the other side)
LINCOLN ELECTRIC HOLDINGS, INC.
(Please mark voting instructions in the following manner, using dark ink only. •)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 AND 4.

1.	Election of Directors (See Reverse Side)

[ ] For All	[ ] Withhold All	[ ] For All Except

For, except vote withheld from the following

2.	Approval of Amendments to the Company’s Regulations

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	Approval of a Stock Option Plan for Non-Employee Directors

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	Ratification of Independent Auditors

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

In their discretion, the Proxies are authorized to vote on any other business as may properly come before the meeting.

Change of Address	[ ]	I will attend the meeting.	[ ]

Dated___________________________________ , 2000

_____________________________________ Signature(s)

_____________________________________ Signature(s)

_____________________________________

Note: Please sign exactly as your name appears printed on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.